BUTLER NATIONAL CORPORATION’S BOOT HILL CASINO & RESORT EXTENDS SPORTS WAGERING AGREEMENT WITH KANSAS LOTTERY AND DRAFTKINGS
Extension Continues Boot Hill's Sports Wagering Management Through 2030
New Century, Kansas (August 20, 2026) – Butler National Corporation (OTCQX: BUKS) announces that the Boot Hill Casino & Resort, managed by Butler National subsidiary BHCMC, LLC (“Boot Hill Casino”), executed two agreements extending existing sports wagering contract relationships through 2030.
Butler National received a three-year extension of its Lottery Sports Wagering Management Contract with the Kansas Lottery, which provides for Boot Hill Casino's management of sports wagering operations conducted through the Boot Hill Casino & Resort. In 2022, the State of Kansas authorized Kansas Lottery-owned and operated sports wagering, which is managed by the state's lottery gaming facility managers. The initial sports wager management contract was a five-year agreement. The newly executed extension maintains the same material terms of the original agreement and extends Boot Hill's management of sports wagering through 2030.
In connection with the Kansas Lottery contract extension, Boot Hill Casino and DraftKings have agreed to amend and extend for ten years their sports wagering arrangement, which facilitates online and mobile sports wagering. The extension includes updated commercial terms that reflect current market conditions. The DraftKings agreement is subject to continuing Boot Hill Casino management authority under the agreement with the Kansas Lottery.
Ryan Deutsch, General Manager of Boot Hill Casino & Resort, commented: "We appreciate the Kansas Lottery's continued confidence in Boot Hill Casino & Resort. We are also very pleased to extend our successful relationship with DraftKings. Sports wagering has become an important component of our entertainment offering and continues to attract visitors from across Kansas and neighboring states. This extension provides long-term stability for our sports wagering platform and allows us to continue investing in the guest experience and sportsbook operations."
Deutsch added: "Boot Hill remains focused on driving tourism, entertainment, and economic activity in Southwest Kansas while generating meaningful revenue for the State of Kansas. We are proud of the role our property plays in supporting both objectives."
About Boot Hill Casino & Resort
Boot Hill Casino & Resort, managed by BHCMC, LLC and Butler National Service Corporation, wholly-owned subsidiaries of Butler National Corporation (OTCQX: BUKS),

features over 500 electronic gaming machines, 15 table games, a 150-seat casual dining restaurant known as Firesides at Boot Hill, and an attractive DraftKings Sportsbook.
The lottery facility games at Boot Hill Casino & Resort are owned and operated by the Kansas Lottery. The Kansas Racing and Gaming Commission provides regulatory oversight for the casino.
About Butler National Corporation
Butler National Corporation operates in the Aerospace and Professional Services business segments. The Professional Services business segment includes the operations at the Boot Hill Casino & Resort. The Aerospace Products segment includes the design, manufacture, sale and service of structural modifications, design, integration and installation of electronic equipment, systems and technologies that enhance aircraft operations, and the design, manufacture and sale of defense related articles. Additionally, we operate FAA Repair Stations. Companies in Aerospace Products concentrate on products and services for Learjet, Textron Beechcraft, King Air, and Textron Cessna turboprop aircraft. Butler National-Tempe designs and manufactures robust electronic controls and cabling.
Forward-Looking Information
Statements made in this press release, reports, and proxy statements filed with the Securities and Exchange Commission, communications to stockholders and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can often be identified by the use of forward-looking terminology, such as “could,” “should,” “will,” “intended,” “continue,” “believe,” “may,” “expect,” “anticipate,” “goal,” “forecast,” “plan,” “guidance” or “estimate” or the negative of these words, variations thereof or similar expressions. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences, many of which are outside of our control, include, but are not limited to: (i) customer concentration risk; (ii) dependence on government spending; (iii) government shutdown; (iv) industry specific business cycles; (v) regulatory hurdles in the launch of new products; (vi) loss of key personnel, including executive officers; (vii) the geographic location of our casino; (viii) fixed-price contracts; (ix) international sales; (x) changing U.S. trade policy and impacts of tariffs; (xi) need to acquire hangar space for substantial growth; (xii) future acquisitions; (xiii) supply chain and labor issues; (xiv) customer demand; (xv) insurance costs and insufficient insurance for aircraft modifications; (xvi) cyber security threats; (xvii) fraud, theft and cheating at our casino; (xviii) dependence on third-party platforms to offer sports wagering; (xix) outside factors influence the profitability of sports wagering and legacy gaming; (xx) change of control restrictions; (xxi) significant and expensive governmental regulation across our industries; (xxii) U.S. Government action with respect to contracts; (xxiii) failure by the Company or its stockholders to maintain applicable gaming licenses; (xxiv) evolving political and legislative initiatives in gaming; (xxv) extensive and increasing taxation of gaming revenues; (xxvi) changes in regulations of financial reporting; (xxvii) the availability of financing; (xxviii) potential impairment losses; (xxix) marketability restrictions of our common stock; (xxx) the possibility of a reverse-stock split; (xxxi) market competition by larger competitors; (xxxii) acts of terrorism and war; (xxxiii) climate change, inclement weather and natural disasters; (xxxiv) rising inflation; (xxxv) failure of risk management; (xxxvi) effectiveness of internal controls; and (xxxvii) other factors discussed in Item 1A of the Company’s Annual Report on Form 10-K and other filings the Company makes with the SEC from time to time. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time, except as expressly required by federal securities laws.